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As filed with the Securities and Exchange Commission on October 16, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABENGOA, S.A.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Kingdom of Spain (State or other jurisdiction of incorporation or organization)	8711 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Campus Palmas Altas
C/ Energía Solar 1
41014, Seville, Spain
Tel: + 34 954 93 71 11
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Abengoa Solar Inc.
11500 West 13th Avenue
Lakewood, Co 80215
Tel: + 1 (303) 928 - 8500
Attn: Christopher Hansmeyer
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:
Christopher C. Paci DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020-1104 (212) 335-4500	Michael J. Willisch Davis Polk & Wardwell LLP Paseo de la Castellana, 41 28046 Madrid + 34 91 768 9610

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement No. 333-191575.

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

           The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Class B shares, par value €0.01 per share(2)(3)(4)	$82,007,535	$10,563

(1)
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-191575. A total of $621,230,000 of securities were registered under Registration Statement No. 333-191575. In no event will the aggregate maximum offering price of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-191575 exceed $745,476,000.

(2)
Includes Class B shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the Class B shares are first bona fide offered to the public.

(3)
Estimated solely for the purpose of computing the amount of the registration fee, in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(4)
American depositary shares evidenced by American depositary receipts issuable upon deposit of the Class B shares registered hereby are being registered pursuant to a separate registration statement on Form F-6 (Registration No. 333-191599). Each American depositary share represents five Class B shares.

 EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-191575) filed by Abengoa, S.A. (the "Company") with the Securities and Exchange Commission (the "Commission") on October 4, 2013, as amended, which was declared effective at 4:00 p.m. Eastern Daylight Time on October 16, 2013, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

        The Registrant hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account as soon as practicable (but no later than the close of business on October 16, 2013), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours on October 16, 2013.

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 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madrid in the Kingdom of Spain on the 16th day of October, 2013.

ABENGOA, S.A.
By:	/s/ MANUEL SÁNCHEZ ORTEGA Name: Manuel Sanchez Ortega Title: Chief Executive Officer

        Pursuant to the requirements of the United States Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MANUEL SÁNCHEZ ORTEGA Manuel Sánchez Ortega	Chief Executive Officer and Director (Principal executive officer)	October 16, 2013
* Bárbara Zubiría Furest	Co-Chief Financial Officer, Capital Markets and Investor Relations (Principal financial officer)	October 16, 2013
* Jesús García-Quilez Gómez	Co-Chief Financial Officer, Financial Markets (Principal financial officer)	October 16, 2013
* Enrique Borrajo Lovera	Consolidation Officer (Principal accounting officer)	October 16, 2013
* Felipe Benjumea Llorente	Executive Chairman	October 16, 2013
* José B. Terceiro	Executive Vice-Chairman and Lead Director	October 16, 2013
* José Joaquín Abaurre Llorente	Director	October 16, 2013
* José Luis Aya Abaurre	Director	October 16, 2013

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Signature	Title	Date

* José Borrell Fontellés	Director	October 16, 2013
* María Teresa Benjumea Llorente	Director	October 16, 2013
* Javier Benjumea Llorente	Director	October 16, 2013
* Mercedes Gracia Díez	Director	October 16, 2013
* Ricardo Martínez Rico	Director	October 16, 2013
* Claudi Santiago Ponsa	Director	October 16, 2013
* Ignacio Solís Guardiola	Director	October 16, 2013
* Fernando Solís Martínez-Campos	Director	October 16, 2013
* Carlos Sundheim Losada	Director	October 16, 2013
* Alicia Velarde Valiente	Director	October 16, 2013

By:	/s/ MANUEL SÁNCHEZ ORTEGA Manuel Sánchez Ortega Attorney-in-Fact

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 Signature of Authorized Representative in the United States

        Pursuant to the United States Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States for Abengoa, S.A., has signed this Registration Statement and any amendment thereto in the City of Oakland, State of California, on the 16th day of October, 2013.

By:	/s/ CHRISTOPHER HANSMEYER Name: Christopher Hansmeyer Title: Authorized Representative

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 EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of DLA Piper Spain as to certain Spanish legal matters
8.1	Opinion of DLA Piper Spain as to Spanish tax matters (included in Exhibit 5.1)
8.2	Opinion of DLA Piper LLP (US) as to U.S. tax matters
23.1	Consent of Deloitte, S.L.
23.2	Consent of PricewaterhouseCoopers Auditores, S.L.
23.3	Consent of DLA Piper Spain (included in Exhibit 5.1)
23.4	Consent of DLA Piper LLP (US) (included in Exhibit 8.2)
24.1	Powers of Attorney (included in the signature page to Registration Statement No. 333-191575 filed on October 4, 2013 and incorporated by reference herein)

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EXPLANATORY NOTE
CERTIFICATION
SIGNATURES
Signature of Authorized Representative in the United States
EXHIBIT INDEX